EXHIBIT 23.1


                      Independent Auditors' Consent


We consent to the incorporation by reference in Post-Effective Amendment Number 6 to Registration Statement No. 2-54429 on Form S-8, Post-Effective Amendment Number 9 to Registration Statement No. 2-42388 on Form S-8, and Registration Statement Nos. 33-23709, 33-23710, 33-54176, 33-64729,
33-64731 and 333-42915 of A.T. Cross Company on Forms S-8 of our reports dated February 10, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of A.T. Cross Company for the year ended December 31, 1997.


                                 DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 23, 1998